Exhibit 10.4

20[__]-[__] SUBI SERVICING SUPPLEMENT

TO

AMENDED AND RESTATED
TRUST AND SERVICING AGREEMENT

among

TMTT, INC.,
as Titling Trustee of Toyota Lease Trust,

TOYOTA MOTOR CREDIT CORPORATION,
as Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trust Agent

Dated as of [__________]

ARTICLE I	DEFINITIONS	2

1.01	Definitions	2

ARTICLE II	REPRESENTATIONS OF SERVICER	2

2.01	Representations of Servicer	2

ARTICLE III	CREATION OF 20[__]-[__] SUBI	4

3.01	Initial Creation of 20[__]-[__] SUBI Portfolio and 20[__]-[__] SUBI Sub- Trust	4
3.02	[Reserved]	4
3.03	Servicer Payment in Respect of Certain Contracts and Leased Vehicles	4
3.04	Filings	5

ARTICLE IV	SPECIFIC REQUIREMENTS FOR ADMINISTRATION AND SERVICING OF CONTRACTS IN 20[__]-[__] SUBI PORTFOLIO	6

4.01	Servicer Bound by Titling Trust Agreement	6
4.02	Collection of Monthly Payments and Remittances; Application of Proceeds; Accounts	6
4.03	Records	11
4.04	Collection and Application of Security Deposits	12
4.05	Appointment of Subservicer	12
4.06	Payment of Certain Fees and Expenses; No Offset	13
4.07	Servicing Compensation	14
4.08	Repossession and Sale of Leased Vehicles	15
4.09	Servicer to Act on Behalf of Titling Trust	17
4.10	Indemnities of Servicer	19
4.11	Third Party Claims	20
4.12	Insurance Policies	21
4.13	Servicer Not to Resign; Assignment	21
4.14	Obligor Insurance Coverage in Respect of Leased Vehicles	22
4.15	Merger or Consolidation of, or Assumption of the Obligations of, Servicer	23
4.16	Limitation on Liability of Servicer and Others	23
4.17	Contingent and Excess Liability Insurance Policies	24

ARTICLE V	STATEMENTS AND REPORTS	24

5.01	Servicer’s Certificate	24
5.02	Annual Statement of Compliance; Notice of Default	25
5.03	Other Certificates and Notices From Servicer	25
5.04	Tax Returns	26
5.05	Information to be Provided by the Servicer	27
5.06	Remedies	27

ARTICLE VI	DEFAULT	28

6.01	Servicer Default; Termination of Servicer as to 20[__]-[__] SUBI Portfolio	28

6.02	No Effect on Other Parties	28
6.03	Appointment of Successor	29
6.04	Compensation Payable	30
6.05	Notification	30

ARTICLE VII	MISCELLANEOUS	31

7.01	Termination of Agreement	31
7.02	Amendment	31
7.03	Governing Law	33
7.04	Notices	33
7.05	Severability	33
7.06	Nonpetition Covenants	33
7.07	Inspection and Audit Rights	34
7.08	Headings	34
7.09	Execution in Counterparts	34
7.10	Rights Cumulative	34
7.11	Further Assurances	34
7.12	Third-Party Beneficiaries	35
7.13	Effect of 20[__]-[__] SUBI Servicing Supplement on Titling Trust Agreement	35
7.14	Intent of the Parties; Reasonableness	35
7.15	Assignment by the Titling Trust or Servicer	36

EXHIBITS

20[__]-[__] SUBI SERVICING SUPPLEMENT
TO THE
AMENDED AND RESTATED TRUST AND SERVICING AGREEMENT

20[__]-[__] SUBI SERVICING SUPPLEMENT TO THE AMENDED AND RESTATED TRUST AND SERVICING AGREEMENT (this “20[__]-[__] SUBI Servicing Supplement”), dated as of [__________], among TMTT, INC., a Delaware corporation, as Titling Trustee of Toyota Lease Trust, a Delaware business trust (the “Titling Trust”), TOYOTA MOTOR CREDIT CORPORATION, a California corporation (“TMCC”), as Servicer, and U.S. BANK NATIONAL ASSOCIATION (formerly known as First Bank National Association), as Trust Agent.

RECITALS

A.           TMCC, the Titling Trustee and the Trust Agent have entered into the Titling Trust Agreement, pursuant to which TMCC and the Titling Trustee formed the Titling Trust for the purpose of taking assignments and conveyances of, holding in trust and dealing in, various Titling Trust Assets in accordance with the Titling Trust Agreement.

B.           Concurrently herewith, and as contemplated by the Titling Trust Agreement, TMCC, the Titling Trustee and the Trust Agent are entering into the 20[__]-[__] SUBI Supplement, pursuant to which the Titling Trustee, on behalf of the Titling Trust and at the direction of TMCC, as UTI Beneficiary, will create and issue to or to the order of TMCC a 20[__]-[__] SUBI Certificate evidencing beneficial interests in the assets of the 20[__]-[__] SUBI.  It is the intention of the parties hereto that the 20[__]-[__] SUBI Certificate represent a 100% beneficial interest in the 20[__]-[__] SUBI, whose beneficiaries generally will be entitled to the net cash flow arising from, but only from, the related 20[__]-[__] SUBI Assets, all as set forth in the Titling Trust Agreement and the 20[__]-[__] SUBI Supplement.

C.           Also concurrently herewith, TMCC and the Depositor are entering into the 20[__]-[__] SUBI Certificate Transfer Agreement, pursuant to which TMCC is selling to the Depositor, without recourse, all of TMCC’s right, title and interest in and to the 20[__]-[__] SUBI Certificate, and the interest in the 20[__]-[__] SUBI represented thereby, and all moneys due thereon and paid thereon or in respect thereof and the right to realize on any property that may be deemed to secure the 20[__]-[__] SUBI, and all proceeds thereof.

D.           Also concurrently herewith, and as contemplated by the Titling Trust Agreement, the Depositor and the 20[__]-[__] Securitization Trust are entering into the 20[__]-[__] Issuer SUBI Certificate Transfer Agreement, pursuant to which the Depositor is selling to the 20[__]-[__] Securitization Trust, without recourse, all of the Depositor’s right, title and interest in and to the 20[__]-[__] SUBI Certificate, and the interest in the 20[__]-[__] SUBI represented thereby, and all moneys due thereon and paid thereon or in respect thereof and the right to realize on any property that may be deemed to secure the 20[__]-[__] SUBI, and all proceeds thereof, in connection with a Securitized Financing thereof by the Depositor.

E.           The parties desire to supplement the servicing provisions of the Titling Trust Agreement, insofar as they apply to the 20[__]-[__] SUBI, the 20[__]-[__] SUBI Sub-Trust and

the 20[__]-[__] SUBI Certificate, to provide for further specific servicing obligations that will benefit the holders of the 20[__]-[__] SUBI Certificate and the parties to and other beneficiaries of the Transaction Documents relating to the Securitized Financing contemplated by the 20[__]-[__] Securitization Indenture.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereto agree to the following supplemental obligations with regard to the 20[__]-[__] SUBI Sub-Trust:

ARTICLE I
DEFINITIONS

1.01           Definitions.  For all purposes of this 20[__]-[__] SUBI Servicing Supplement, except as otherwise expressly provided or unless the context otherwise requires, capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Annex of Definitions attached to the Titling Trust Agreement or in the Annex of Supplemental Definitions attached to the 20[__]-[__] SUBI Supplement.  In the event of any conflict between a definition set forth in the Annex of Definitions and the Annex of Supplemental Definitions, the definition set forth in the Annex of Supplemental Definitions shall prevail.  In the event of any conflict between a definition set forth both herein and in the Annex of Definitions or Annex of Supplemental Definitions, the definition set forth herein shall prevail.  All terms used in this 20[__]-[__] SUBI Servicing Supplement include, as appropriate, all genders and the plural as well as the singular. All references such as “herein”, “hereof” and the like shall refer to this 20[__]-[__] SUBI Servicing Supplement as a whole and not to any particular article or section within this 20[__]-[__] SUBI Servicing Supplement.  All references such as “includes” and variations thereon shall mean “includes without limitation” and references to “or” shall mean “and/or”.  Any reference herein to the “Titling Trustee, acting on behalf of the Titling Trust”, or words of similar import, shall be deemed to mean the Titling Trustee, acting on behalf of Toyota Lease Trust and all beneficiaries thereof.  Any reference herein to the “20[__]-[__] Securitization Trustee, acting on behalf of the 20[__]-[__] Securitization Trust”, or words of similar import, shall be deemed to mean the 20[__]-[__] Securitization Trustee, acting on behalf of the Toyota Auto Lease Trust 20[__]-[__] and all beneficiaries thereof.

ARTICLE II
REPRESENTATIONS OF SERVICER

2.01           Representations of Servicer.  The Servicer makes the following representations to the Titling Trustee, the 20[__]-[__] Securitization Trustee and each SUBI Beneficiary.  The representations speak as of the execution and delivery of this 20[__]-[__] SUBI Servicing Supplement and as of the Closing Date and shall survive the sale of the 20[__]-[__] SUBI Certificate to the 20[__]-[__] Securitization Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture:

(a)           Organization and Good Standing.  The Servicer shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own, sell and service the Contracts and related Leased Vehicles and to hold the related Contract Documents and Certificates of Title as custodian on behalf of the Titling Trust.

(b)           Due Qualification.  The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the 20[__]-[__] Contracts and related 20[__]-[__] Leased Vehicles as required by this 20[__]-[__] SUBI Servicing Supplement) shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Servicer to conduct its business or perform its obligations under this 20[__]-[__] SUBI Servicing Supplement.

(c)           Power and Authority.  The Servicer shall have the corporate power and authority to execute and deliver this 20[__]-[__] SUBI Servicing Supplement and to carry out its terms; and the execution, delivery and performance of this 20[__]-[__] SUBI Servicing Supplement have been duly authorized by the Servicer by all necessary corporate action.

(d)           Binding Obligations.  This 20[__]-[__] SUBI Servicing Supplement shall have been duly authorized by all necessary corporate action on the part of the Servicer and shall constitute a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally or by general equity principles.

(e)           No Violation.  The consummation of the transactions contemplated by this 20[__]-[__] SUBI Servicing Supplement and the fulfillment of the terms of this 20[__]-[__] SUBI Servicing Supplement shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this 20[__]-[__] SUBI Servicing Supplement), nor violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs of the Servicer.

(f)           No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Servicer’s knowledge, threatened, against or affecting the Servicer:  (i) asserting the invalidity or unenforceability of this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] Securitization Trust Agreement, the 20[__]-[__] Securitization Indenture, the Certificates or the Notes, (ii) seeking to prevent the issuance of the Certificates or the Notes or the consummation of any of the transactions contemplated by this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] Securitization Trust Agreement, the 20[__]-[__] Securitization Indenture or any Securitization Trust

Documents, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] Securitization Trust Agreement, the 20[__]-[__] Securitization Indenture, the Certificates or the Notes, or (iv) relating to the Servicer and which might affect the federal or state income, excise, franchise or similar tax attributes of the Notes.

ARTICLE III
CREATION OF 20[__]-[__] SUBI

3.01           Initial Creation of 20[__]-[__] SUBI Portfolio and 20[__]-[__] SUBI Sub- Trust.

(a)           Pursuant to Section 3.01 of the Titling Trust Agreement and Section 2.01 of the 20[__]-[__] SUBI Supplement, the Titling Trustee has been directed to cause to be identified and allocated on the books and records of the Titling Trust the separate 20[__]-[__] SUBI Sub-Trust consisting of the 20[__]-[__] SUBI Portfolio and certain other associated Titling Trust Assets specified therein.  The Titling Trustee, on behalf of the Titling Trust, hereby directs that the Servicer so identify and allocate such a separate portfolio of Contracts and related Leased Vehicles from among all Titling Trust Assets owned by the Titling Trustee on behalf of the Titling Trust and currently accounted for as part of the UTI Sub-Trust.

(b)           The Servicer hereby identifies, allocates and segregates such a portfolio of Contracts and related Leased Vehicles more particularly described on Exhibit A hereto, in order to create the initial 20[__]-[__] SUBI Portfolio.

(c)           The Servicer hereby represents and warrants to the Titling Trustee, the 20[__]-[__] Securitization Trustee and each SUBI Beneficiary that each of the Contracts described on Exhibit A hereto is an Eligible Contract.  Exhibit A shall set forth as to each 20[__]-[__] Contract or 20[__]-[__] Leased Vehicle, as the case may be, (i) an identification number for the related 20[__]-[__] Leased Vehicle, (ii) the date of origination, (iii) the Securitization Value as of the Cutoff Date, (iv) the Securitization Residual Value, (v) the ALG Residual Value, (vi) the Contract Residual Value, (vii) the Monthly Payment and (viii) number of months remaining from the Cutoff Date to the month in which the Maturity Date occurs.

3.02           [Reserved].

3.03           Servicer Payment in Respect of Certain Contracts and Leased Vehicles.

(a)           The representations and warranties of the Servicer set forth in Sections 3.01(c) with respect to each 20[__]-[__] Contract shall survive delivery of the related 20[__]-[__] Contract to the 20[__]-[__] SUBI Portfolio and the 20[__]-[__] SUBI Sub-Trust and shall continue (speaking as of the dates made) so long as each such 20[__]-[__] Contract remains outstanding, or until the termination of the 20[__]-[__] Securitization Indenture pursuant to the terms thereof, whichever occurs earlier.  Each of the parties hereto shall inform the other parties to this 20[__]-[__] SUBI Servicing Supplement and the 20[__]-[__] Securitization Trustee promptly, in writing, upon the discovery of any breach of the Servicer’s representations and warranties made pursuant to Sections 3.01(c) that materially and adversely affects the interests of the 20[__]-[__] Securitization Trust in any 20[__]-[__] Contract.  Within 60 days of the date on which it discovers or receives notice of such breach, unless such breach shall have been cured in all material respects, the Servicer shall, as the sole remedy for such breach, (i) remit the Reallocation Payment in respect of such 20[__]-[__] Contract into the 20[__]-[__] SUBI Collection Account as of the day on which such cure period shall have ended, (ii) reallocate such 20[__]-[__] Contract and the related 20[__]-[__] Leased Vehicle and other related Titling Trust Assets from the 20[__]-[__] SUBI Portfolio to the UTI Portfolio, and (iii) indemnify, defend and hold harmless the holders of the 20[__]-[__] SUBI Certificate (including without limitation the 20[__]-[__] Securitization Trustee on behalf of the 20[__]-[__] Securitization Trust and the Noteholders) and any subsequent servicer (if other than the current Servicer) from and against, any and all loss or liability with respect to or resulting from any such 20[__]-[__] Contract or related 20[__]-[__] Leased Vehicle.

(b)           In the event that the Servicer receives funds from a Dealer that is required, pursuant to a Dealer Agreement, to repurchase a Contract or Leased Vehicle included in the 20[__]-[__] SUBI Portfolio, the Servicer shall, subject to Section 3.01 of the 20[__]-[__] SUBI Supplement, within two Business Days of receipt thereof, deposit such funds into the 20[__]-[__] SUBI Collection Account, which deposit shall satisfy the UTI Beneficiary’s obligations with respect to enforcement of such Dealer repurchase obligation, and return to the repurchasing Dealer the Certificate of Title and Contract with respect to such Leased Vehicle.

(c)           The obligations of the Servicer pursuant to this Section 3.03 shall survive any termination of the Servicer with respect to the 20[__]-[__] SUBI Portfolio and 20[__]-[__] SUBI Sub-Trust under this 20[__]-[__] SUBI Servicing Supplement or the Titling Trust Agreement.

3.04           Filings.  The Servicer will undertake all other and future actions and activities as may be reasonably necessary to perfect (or evidence) and confirm the foregoing allocations of Trust Assets to the 20[__]-[__] SUBI Sub-Trust and the 20[__]-[__] SUBI Portfolio, as the case may be, including filing or causing to be filed UCC financing statements and executing and delivering all related filings, documents or writings as may be reasonably necessary hereunder or under any other Securitization Trust Documents, whether on its own behalf or pursuant to the power of attorney granted by the Grantor in the 20[__]-[__] SUBI Supplement; provided, however, that in no event shall the Servicer be required to take any action to perfect a security interest that may be held by the 20[__]-[__] Securitization Trustee in any 20[__]-[__] Leased Vehicle.

ARTICLE IV
SPECIFIC REQUIREMENTS FOR ADMINISTRATION AND SERVICING OF CONTRACTS IN 20[__]-[__] SUBI PORTFOLIO

4.01           Servicer Bound by Titling Trust Agreement.

(a)           Except as otherwise specifically provided herein:  (i) the Servicer shall continue to be bound by all provisions of the Titling Trust Agreement with respect to the 20[__]-[__] Contracts, the 20[__]-[__] Leased Vehicles and other associated Titling Trust Assets in the 20[__]-[__] SUBI Sub-Trust, including without limitation the provisions thereof relating to the administration and servicing of 20[__]-[__] Contracts; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the extant obligations of the Servicer under the Titling Trust Agreement, as the context may require.  In the event the provisions of this 20[__]-[__] SUBI Servicing Supplement are more exacting or specific than those contained in the Titling Trust Agreement or in the event of any conflict between the provisions of this 20[__]-[__] SUBI Servicing Supplement with respect to the 20[__]-[__] SUBI, and those of the Titling Trust Agreement, the provisions of this 20[__]-[__] SUBI Servicing Supplement shall govern.

(b)           For purposes of determining the Servicer’s obligations with respect to the servicing of the 20[__]-[__] SUBI Sub-Trust under this 20[__]-[__] SUBI Servicing Supplement (including without limitation pursuant to Article IV hereof), general references in the Titling Trust Agreement to:  (i) a SUBI Account shall be deemed to refer more specifically to a 20[__]-[__] SUBI Account; (ii) a SUBI Asset shall be deemed to refer more specifically to a 20[__]-[__] SUBI Asset; (iii) an appropriate or applicable SUBI Collection Account shall be deemed to refer more specifically to the 20[__]-[__] SUBI Collection Account; (iv) a SUBI Portfolio shall be deemed to refer more specifically to the 20[__]-[__] SUBI Portfolio; (v) a SUBI Sub-Trust shall be deemed to refer more specifically to the 20[__]-[__] SUBI Sub-Trust; (vi) a SUBI Servicing Supplement shall be deemed to refer more specifically to this 20[__]-[__] SUBI Servicing Supplement; and (vii) a SUBI Supplement shall be deemed to refer more specifically to the 20[__]-[__] SUBI Supplement.

(c)           Coincident with the execution and delivery of this 20[__]-[__] SUBI Servicing Supplement, the Servicer shall furnish the 20[__]-[__] Securitization Trustee, on behalf of the 20[__]-[__] Securitization Trust, with an Officer’s Certificate listing the officers or other authorized signatories of the Servicer currently involved in, or responsible for, the administration and servicing of the Contracts in the 20[__]-[__] SUBI Portfolio, which list shall from time to time be updated by the Servicer.

4.02           Collection of Monthly Payments and Remittances; Application of Proceeds; Accounts.

(a)           Notwithstanding anything herein or in the Titling Trust Agreement to the contrary, the Servicer shall, in accordance with its Customary Servicing Practices (i) collect all payments required under the terms and provisions of each 20[__]-[__] Contract included in the 20[__]-[__] SUBI Portfolio; (ii) cause each Obligor to make all payments in respect of the related 20[__]-[__] Contract included in the 20[__]-[__] SUBI Portfolio to which such Obligor is a party or otherwise obligated; and (iii) to deposit all Collections into the 20[__]-[__] SUBI Collection Account on or prior to 11:00am New York time on the related Payment Date relating to each Collection Period except as otherwise specified herein or in Section 3.01 of the 20[__]-[__] SUBI Supplement (in connection with any failure to satisfy the Monthly Remittance Conditions), it being understood that, with respect to Sales Proceeds, the Servicer shall not be obligated to remit the actual Sales Proceeds for 20[__]-[__] Leased Vehicles removed from the Titling Trust under the Like-Kind Exchange Program, but instead such Sales Proceeds shall be held by the Qualified Intermediary and the Servicer will remit an amount equal to such Sales Proceeds with respect to each 20[__]-[__] Leased Vehicle or 20[__]-[__] Contract subject to the Like-Kind Exchange Program as provided above).  For the avoidance of any doubt, nothing in the immediately preceding sentence shall be interpreted to limit the ability of the Servicer to use procedures in connection with new programs commenced in the ordinary course of business, whether or not implemented on a test basis.

Notwithstanding the provisions of Section 8.03 of the 20[__]-[__] Securitization Indenture, in accordance with the provisions of Section 7.01 of the Titling Trust Agreement, for so long as TMCC is the Servicer and the Monthly Remittance Conditions are satisfied, the Servicer will be entitled to make deposits of Collections into the 20[__]-[__] SUBI Collection Account net of amounts reimbursable or payable to the Servicer as compensation (including in respect of amounts advanced by the Servicer in respect of amounts otherwise payable to the 20[__]-[__] Securitization Trustee or to the Titling Trustee or Trust Agent) and net of amounts payable or reimbursable (and actually so paid or reimbursed directly by the Servicer) in respect of the Titling Trust.  To the extent the Servicer makes deposits net of any such amounts, the Servicer will cause each relevant Servicer’s Certificate to correctly and accurately account for such amounts in providing all information with respect to allocations, applications and payments to be made pursuant to Section 8.03 of the 20[__]-[__] Securitization Indenture on the same basis as though such amounts were in fact deposited into the 20[__]-[__] SUBI Collection Account.  Moreover, the Servicer will, in each relevant Servicer’s Certificate, instruct the 20[__]-[__] Securitization Trustee not to make any distribution to the Servicer, Depositor or Titling Trustee to the extent that the Servicer has made any deposit net of a corresponding amount, and the 20[__]-[__] Securitization Trustee will have no obligation with respect to or liability for following any such instruction by the Servicer.

The Servicer shall give the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and each Rating Agency written notice of the failure of the Monthly Remittance Condition (and any subsequent curing of the failed Monthly Remittance Condition) as soon as practical after the occurrence thereof.  Notwithstanding the failure of any Monthly Remittance Condition, the Servicer may utilize an alternative collection remittance schedule (which may be the remittance schedule previously utilized prior to the failure of such Monthly Remittance Condition), if the Servicer provides to the 20[__]-[__] Securitization Owner Trustee and 20[__]-[__] Securitization Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the reduction or withdrawal of the rating then assigned to any Class of Notes.

(b)           Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or similar charge, in whole or in part, in connection with delinquent payments on or deferrals or extensions of a Contract included in the 20[__]-[__] SUBI Portfolio and (ii) defer one or more payments under a 20[__]-[__] Contract or extend the Maturity Date of any 20[__]-[__] Contract.  Notwithstanding the foregoing, the Servicer may not extend the Maturity Date of any 20[__]-[__] Contract by more than six months in the aggregate or such that its Maturity Date will occur later than the last day of the Collection Period related to the Class B Final Scheduled Payment Date; provided, however, that if the Servicer extends the Maturity Date thereof by more than [________] months in the aggregate or so that the extended Maturity Date will occur later than the last day of the Collection Period relating to the Class B Final Scheduled Payment Date, then, as the sole remedy therefor, the Servicer shall, on or prior to the Payment Date related to the Collection Period in which such extension was granted or in which the Servicer discovers or is notified that an improper extension was granted, (y) deposit into the 20[__]-[__] SUBI Collection Account an amount equal to the Securitization Value of such Contract as of the last day of the related Collection Period, and (z) reallocate such 20[__]-[__] Contract and the related 20[__]-[__] Leased Vehicle from the 20[__]-[__] SUBI Portfolio and 20[__]-[__] SUBI Sub-Trust to the UTI Portfolio and UTI Sub-Trust.  The obligations of the

Servicer pursuant to this Section 4.02(b) shall survive any termination of the Servicer’s obligations with respect to the 20[__]-[__] SUBI Portfolio under this 20[__]-[__] SUBI Servicing Supplement.

(c)           As to any Monthly Payments, Liquidation Proceeds, Insurance Proceeds, Prepayments, Payments Ahead or any other payments by or on behalf of any Obligor or otherwise (excluding any late fees or deferral fees) with respect to any 20[__]-[__] Contract or related 20[__]-[__] Leased Vehicle, including (if applicable) any proceeds of recourse payments by the originating Dealer, whether received by the Servicer through any lock box or similar mechanism used for the collection of regular periodic payments on Contracts owned or serviced by it or received directly by the Servicer at any of its servicing offices, but subject to Section 4.08 of this 20[__]-[__] SUBI Servicing Supplement with regard to Liquidation Proceeds and Insurance Proceeds:

(i)           Upon receipt of any such funds (including funds initially deposited in any Servicer lock-box account), the Servicer shall deposit such funds into its operating account and shall ascertain promptly the following information: (A) the amount of each receipt, (B) the Contract number to which such receipt relates, (C) the nature of the payment (i.e., whether a Monthly Payment, other Liquidation Proceeds, a Prepayment, payment of the Contract Residual Value of the related Leased Vehicle or any other payment by or on behalf of any Obligor), (D) the date such payment is credited; and (E) that such Contract has been allocated to the 20[__]-[__] SUBI Portfolio and 20[__]-[__] SUBI Sub-Trust.

(ii)           As to any such funds received by the Servicer after the date, if any, on which it ceases to satisfy the Monthly Remittance Conditions, the Servicer shall segregate all such funds from other SUBI Sub-Trusts, and deposit all such funds (net of reimbursement of any Liquidation Expenses incurred by the Servicer with respect to any 20[__]-[__] Leased Vehicle whose Liquidation Proceeds are included among such funds) into the 20[__]-[__] SUBI Collection Account maintained by the 20[__]-[__] Securitization Trustee.  Such amounts will thereafter be applied as set forth in Section 3.01(d) of the 20[__]-[__] SUBI Supplement.

(iii)           [Reserved].

(iv)           Upon the determination by the Servicer that any proceeds received by it with respect to any 20[__]-[__] Contract constitute one or more Payments Ahead, the Servicer shall, unless otherwise instructed by the Titling Trustee, (A) maintain appropriate records of such Payment Ahead so as to be able to timely apply such Payment Ahead as a Monthly Payment with respect to the applicable Contract and (B) deposit such Payment Ahead into the 20[__]-[__] SUBI Collection Account on or prior to 11:00am New York time on the related Payment Date relating to the Collection Period during which such Payment Ahead is to be applied, or, after the date, if any, on which it ceases to satisfy the Monthly Remittance Conditions, within two Business Days of such date.

(d)           The Servicer shall treat all Charged-Off Vehicle Proceeds and Matured Leased Vehicle Proceeds in the manner provided for other Liquidation Proceeds in the Titling Trust Agreement and this 20[__]-[__] SUBI Supplement; provided, however, as set forth in Section 4.07 of this 20[__]-[__] SUBI Servicing Supplement, that the Servicer may be reimbursed for related Charged-Off Vehicle Expenses, Matured Leased Vehicle Expenses, other Liquidation Expenses and Insurance Costs as provided in Section 4.02(h).

(e)           The Servicer shall deposit into the 20[__]-[__] SUBI Collection Account on or before each Payment Date each Security Deposit that was applied in respect of a Contract during the related Collection Period and not paid to a third party or to the Servicer as Liquidation Expenses or Matured Leased Vehicle Expenses, or reimbursements in respect thereof.

(f)           The Servicer, on behalf of the Titling Trustee, shall establish and maintain the 20[__]-[__] SUBI Collection Account as set forth in Section 3.01(a) of the 20[__]-[__] SUBI Supplement.

(g)           On each Determination Date, the Servicer shall make the calculations necessary to allow the 20[__]-[__] Securitization Trustee to make allocations, applications and payments to holders of, or to the 20[__]-[__] SUBI Accounts on behalf of the holders of, the 20[__]-[__] SUBI Certificate on the related Payment Date in accordance with Section 8.03 of the 20[__]-[__] Securitization Indenture.  In connection therewith, the Servicer shall determine the amount of Titling Trust Expenses incurred or suffered during the preceding Collection Period and shall allocate such Titling Trust Expenses among the various Sub-Trusts, including the 20[__]-[__] SUBI Sub-Trust, in good faith and so as not to disproportionately affect any Sub-Trust, generally as provided for in Section 3.04 or 7.04, as appropriate, of the Titling Trust Agreement.

(h)           The Servicer will be entitled to reimbursement of Matured Leased Vehicle Expenses, Charged-Off Vehicle Expenses and other Liquidation Expenses.  The Servicer is hereby authorized to net such expenses from proceeds or Collections in respect of the related 20[__]-[__] Contracts or 20[__]-[__] Leased Vehicles (including Liquidation Proceeds), or to withdraw such amounts from amounts on deposit in the 20[__]-[__] SUBI Collection Account.  The Servicer also will be entitled to reimbursement of certain payments it makes on behalf of Obligors (including payments it makes on behalf of the related Obligors of taxes, vehicle registration charges, clearance of parking tickets and similar items and expenses and charges incurred by it in the ordinary course of servicing the 20[__]-[__] Contracts) from Collections with respect to the 20[__]-[__] Contracts (whether or not as separate payments thereof by the related Obligors) or from amounts realized upon the final disposition of 20[__]-[__] Leased Vehicles.

To the extent such amounts are not reimbursed prior to or at the final disposition of the related 20[__]-[__] Leased Vehicle but remain unpaid by the related Obligor, such unreimbursed amounts (together with any unpaid Monthly Payments under the related 20[__]-[__] Contract) will be treated as Matured Leased Vehicle Expenses, Charged-off Vehicle Expenses or other Liquidation Expenses, as the case may be, and the Servicer is hereby authorized to offset such reimbursable payments, expenses and charges against Matured Leased Vehicle Proceeds, Charged-off Vehicle Proceeds or other Liquidation Proceeds, as the case may be.  To the extent that during any Collection Period, Collections, Matured Leased Vehicle

Proceeds, Charged-off Vehicle Proceeds or other Liquidation Proceeds or separate payments from the Obligors in respect of such payments, charges and expenses are deposited into the 20[__]-[__] SUBI Collection Account rather than so offset by the Servicer, the Servicer shall notify the Titling Trustee and the 20[__]-[__] Securitization Trustee in writing as to any such amount and the Servicer is hereby authorized to deduct such amounts from amounts on deposit or otherwise to be deposited into the 20[__]-[__] SUBI Collection Account (the total of such amounts, without interest, the “Servicer Reimbursement”).

(i)           The Servicer shall account to the Titling Trustee and the 20[__]-[__] Securitization Trustee with respect to the 20[__]-[__] SUBI Sub-Trust separately from any other Sub-Trust.

(j)           The Servicer shall direct the Titling Trustee or the 20[__]-[__] Securitization Trustee, as applicable, to invest amounts held in the 20[__]-[__] SUBI Accounts in Eligible Investments as provided in the Titling Trust Agreement, 20[__]-[__] SUBI Supplement and the 20[__]-[__]Securitization Indenture.  The maximum permissible maturities of any such investments pursuant to this clause on any date shall be not later than the Business Day immediately preceding the Payment Date next succeeding the date of such investment, except for investments on which the Trust Agent or 20[__]-[__] Securitization Trustee, respectively, is the obligor (including repurchase agreements as to which it, in its commercial capacity, is liable as principal), or that are TMCC Demand Notes, which may mature on such next succeeding Payment Date.

(k)           In the event the Servicer provides to the UTI Beneficiary, the Titling Trustee and the 20[__]-[__] Securitization Trustee a letter from each Rating Agency to the effect that the utilization by the Servicer of a remittance schedule differing from those contemplated herein or in the 20[__]-[__] SUBI Supplement with respect to Collections to be deposited in the 20[__]-[__] SUBI Collection Account will not result in a qualification, downgrading or withdrawal of the then-current rating assigned to the Rated Certificates by such Rating Agency, (i) this 20[__]-[__] SUBI Servicing Supplement (and any corresponding or related Sections in the 20[__]-[__] SUBI Supplement) may be so modified without the consent of any Noteholders and (ii) the Servicer may remit such Collections to the 20[__]-[__] SUBI Collection Account in accordance with that alternative remittance schedule.

(l)           The parties hereto acknowledge that the Titling Trustee, on behalf of the Titling Trust, has made a complete transfer to the 20[__]-[__] Securitization Trustee of the Collections in respect of the 20[__]-[__] SUBI Assets contained in all accounts maintained by the Titling Trustee and, except as provided in this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] SUBI Supplement and the 20[__]-[__] Securitization Indenture, neither the Titling Trustee nor the Servicer has any right to direct such funds to a third party or to receive such funds (other than to receive such funds pursuant to an investment thereof in Eligible Investments on which such party is the obligor).

(m)           In the event of a sale, disposition or other liquidation of the 20[__]-[__] SUBI Certificate and the other property of the 20[__]-[__] Securitization Trust pursuant to the terms of the 20[__]-[__] Securitization Indenture, the Servicer shall allocate the net proceeds thereof as set forth in the 20[__]-[__] Securitization Indenture.

(n)           The Servicer shall be required to repurchase and reallocate a 20[__]-[__] Leased Vehicle and the related 20[__]-[__] Contract from the 20[__]-[__] SUBI and remit to the related 20[__]-[__] SUBI Collection Account a Reallocation Payment for such 20[__]-[__] Leased Vehicle and 20[__]-[__] Contract if the related Obligor moves to a state that is not a Trust State and such state does not become a Trust State within 90 days after the Servicer has become aware of such move.  The Reallocation Payment must be made by the Servicer on or prior to the Payment Date following the end of such 90-day period.

4.03           Records.

(a)           As to any proceeds or other receipts with respect to any Trust Asset, including without limitation Monthly Payments, Prepayments, Liquidation Proceeds and any other payments by or on behalf of any Obligor or otherwise with respect to any 20[__]-[__] Contract or 20[__]-[__] Leased Vehicle, the Servicer shall maintain or cause to be maintained such computer and manual records with respect to all such proceeds and other receipts in accordance with its Customary Servicing Practices.

(b)           The Servicer shall retain or cause to be retained all data (including, without limitation, computerized records), together with all operating software and appropriate documentation, relating directly to or maintained in connection with the servicing of the 20[__]-[__] Contracts (the “Contract Records”) consistent with its then-applicable retention policies or applicable law.  The Servicer shall provide or cause to be provided to the Titling Trustee, on behalf of the Titling Trust, upon its request, copies of all such data and appropriate documentation retained by the Servicer at all reasonable times and upon reasonable notice.  The Servicer shall promptly report to the Titling Trustee, on behalf of the Titling Trust, any failure on its part to maintain the Contract Records as herein provided and promptly take appropriate action to remedy any such failure.

(c)           Upon the occurrence and during the continuance of a Servicer Default or if the rights of the Servicer with respect to the 20[__]-[__] SUBI Portfolio are terminated in accordance with Section 6.01(b) of this 20[__]-[__] SUBI Servicing Supplement or, if this 20[__]-[__] SUBI Servicing Supplement is terminated pursuant to Section 7.01, the Servicer shall, on demand of the Titling Trustee, on behalf of the Titling Trust (either at the request of the 20[__]-[__] Securitization Trustee or, as provided in Section 6.01(b) of this 20[__]-[__] SUBI Servicing Supplement, upon demand of the Holders of Notes evidencing not less than a majority of the Controlling Class of Notes, deliver to the 20[__]-[__] Securitization Trustee all such data, operating software and appropriate documentation necessary for the servicing of the 20[__]-[__] Contracts, including but not limited to the related Contract Documents and Title Documents, all moneys collected by it and required to be deposited in any 20[__]-[__] SUBI Account on behalf of the Titling Trust, or in the 20[__]-[__] SUBI Collection Account or the 20[__]-[__] SUBI Reserve Account on behalf of the 20[__]-[__] Securitization Trust, all Security Deposits with respect to 20[__]-[__] Contracts, and any 20[__]-[__] Leased Vehicle in the possession of the Servicer and that has not yet been sold or otherwise disposed of.  In addition to delivering such data, operating software and appropriate documentation and moneys, if a new servicer is appointed, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the 20[__]-[__] Contracts to the party that will be assuming responsibility for such servicing, including, without limitation, directing Obligors to remit payments in respect of such Contracts to an account or address designated by the Titling Trustee or such new servicer.

4.04           Collection and Application of Security Deposits.

Subject to Section 4.03I of this 20[__]-[__] SUBI Servicing Supplement, the Servicer shall retain each Security Deposit remitted to it (or deemed remitted to it) as agent and bailee for the Obligor until such time as the Titling Trust, the Titling Trustee on behalf of the Titling Trust, or the Servicer may lawfully and under the terms of the related 20[__]-[__] Contract apply such Security Deposit against unpaid amounts owed under the 20[__]-[__] Contract, damages to the related 20[__]-[__] Leased Vehicle, excess wear and tear charges, expenses in connection with the refurbishment and disposal of the related 20[__]-[__] Leased Vehicle or against fees, charges, payments or expenses advanced or paid by the Servicer in accordance with applicable law and its Customary Servicing Practices and the related 20[__]-[__] Contract, from and after which time such amounts will be 20[__]-[__] SUBI Assets, subject to any reimbursement due to the Servicer.  To the extent any Security Deposit or portion thereof is to be treated as proceeds of a 20[__]-[__] Contract or 20[__]-[__] Leased Vehicle (because such 20[__]-[__] Contract has become a Charged-Off Contract), the related Security Deposit or such portion shall be deemed to be Liquidation Proceeds.  On or prior to each Payment Date, or otherwise as provided in Section 4.02I(ii) of this 20[__]-[__] SUBI Servicing Supplement, the Servicer shall deposit into the 20[__]-[__] SUBI Collection Account each Security Deposit that became Liquidation Proceeds during the related Collection Period; otherwise, each Security Deposit related to a 20[__]-[__] Contract, after deduction for amounts applied towards the payment or reimbursement of any amount described above, shall be returned to the related Obligor by the Servicer upon termination of such 20[__]-[__] Contract.

4.05           Appointment of Subservicer.

(a)           The Servicer may at any time after the execution of this 20[__]-[__] SUBI Servicing Supplement appoint a Subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Servicer shall remain obligated and be liable to the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Certificateholder and the Noteholders for the servicing and administering of the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles.  The fees and expenses of the Subservicer shall be as agreed between the Servicer and its Subservicer from time to time, and none of the the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Certificateholder or the Noteholders shall have any responsibility therefor.

(b)           The Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the 20[__]-[__] Securitization Trust to comply with the reporting and compliance provisions of this 20[__]-[__] SUBI Servicing Supplement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer as is required to file all required reports with the Commission.  The Servicer shall be responsible for obtaining from each Subservicer and delivering to the 20[__]-[__] Securitization Trust and the Administrator any servicer compliance statement required to be delivered by such Subservicer under Section 5.02, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 5.03 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 5.03(a)(iv) as and when required to be delivered.

(c)           The Servicer shall promptly upon request provide to the 20[__]-[__] Securitization Trust or the Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, a written description (in form and substance satisfactory to the 20[__]-[__] Securitization Trust and the Administrator) of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which, if any, of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which, if any, elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

(d)           As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any Subservicer) for the benefit of the 20[__]-[__] Securitization Trust and the Depositor to comply with the reporting and compliance provisions of this 20[__]-[__] SUBI Servicing Supplement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the 20[__]-[__] Securitization Trust and the Administrator any assessment of compliance and attestation required to be delivered by such Subcontractor, in each case as and when required to be delivered.

4.06           Payment of Certain Fees and Expenses; No Offset.

(a)           [Reserved].

(b)           Prior to the termination of the Servicer’s rights and obligations with respect to the 20[__]-[__] SUBI Sub-Trust and thereafter if such termination results from a Servicer Default, the obligations of the Servicer with respect to the 20[__]-[__] SUBI Sub-Trust shall not be subject to any defense, counterclaim or right of offset that the Servicer has or may have against any UTI Beneficiary, the Titling Trustee on behalf of the Titling Trust, or the 20[__]-[__] Securitization Trustee, whether in respect of this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] SUBI Supplement, any Securitization Trust Document, any 20[__]-[__] Contract, any related Contract Document, any 20[__]-[__] Leased Vehicle or otherwise.

4.07           Servicing Compensation.  As compensation for the performance of its obligations hereunder, the Servicer shall be entitled to receive on each Payment Date, out of Available Collections and in accordance with the priorities of payments specified in Section 8.03 of the 20[__]-[__] Securitization Indenture, the Total Servicing Fee.  The Basic Servicing Fee in respect of a Collection Period shall be calculated based on a 360-day year comprised of twelve 30-day months.  Except to the extent otherwise provided herein, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this 20[__]-[__] SUBI

Servicing Supplement (including fees and disbursements of the 20[__] Securitization Owner Trustee, the 20[__] Securitization Trustee, the Administrator and the independent accountants, transition expenses as provided in Section 6.03 hereof, taxes imposed on the Servicer, expenses incurred by the Servicer in connection with its preparation of reports hereunder, expenses incurred by the Indenture Trustee in connection with a sale or liquidation of the Trust Estate under Section 5.04(c) of the 20[__] Securitization Indenture and all other fees and expenses not expressly stated under this 20[__]-[__] SUBI Servicing Supplement to be for the account of the Certificateholder).  The Servicer shall also be entitled to any late fees, deferral fees and other administrative fees or similar charges paid by any Obligor pursuant to a 20[__]-[__] Contract during the related Collection Period, and the Servicer may be reimbursed for advancing certain Administrative Expenses as provided in this 20[__]-[__] SUBI Servicing Supplement.  Further, as additional servicing compensation with regard to the 20[__]-[__] SUBI Sub-Trust, the Servicer also shall receive income as and to the extent provided in the 20[__]-[__] Securitization Indenture.

Except to the extent otherwise provided herein, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement of such expenses except to the extent that such expenses (A) constitute Charged-Off Vehicle Expenses, Matured Lease Vehicle Expenses or other Liquidation Expenses, (B) as provided in Section 4.12 of this 20[__]-[__] SUBI Servicing Supplement, are recoverable under an applicable Insurance Policy, or (C) constitute repayments from the related Obligor, as provided in Section 4.08 of this 20[__]-[__] SUBI Servicing Supplement.  For so long as there shall be only one Servicer for the Titling Trust, the Total Servicing Fee shall be deemed to be an expense incurred with respect to the Titling Trust Assets generally; if at any time the Servicer shall only service some (but not all) Sub-Trusts, the Total Servicing Fee shall be deemed to be an expense incurred with respect to that discrete group of Titling Trust Assets contained in the Sub-Trusts the Servicer then services.

4.08           Repossession and Sale of Leased Vehicles.  In accordance with the procedures used by the Servicer in respect of any comparable leases and leased vehicles serviced by it for its own account or the accounts of its Affiliates (including procedures used in connection with new programs commenced in the ordinary course of business, whether or not implemented on a test basis), the Servicer shall use its commercially reasonable efforts to (i) repossess the Defaulted Vehicle related to any 20[__]-[__] Contract to the same extent the Servicer would repossess a vehicle pursuant to a lease contract that is property of the Servicer or (ii) otherwise take possession of any 20[__]-[__] Leased Vehicle related to any 20[__]-[__] Contract to the same extent the Servicer would take possession of a vehicle pursuant to a lease contract that is property of the Servicer.

The Servicer shall, in accordance with the standards set forth in the immediately preceding paragraph:

(a)           follow such practices and procedures as it shall deem necessary or advisable in its servicing of closed-end automobile and light duty truck leases, which may include reasonable efforts to realize upon any recourse to Dealers, consigning a 20[__]-[__] Leased Vehicle to a motor vehicle dealer for resale or selling a 20[__]-[__] Leased Vehicle at public or private sale; and

(b)           sell or otherwise dispose of each 20[__]-[__] Leased Vehicle that is repossessed in accordance with the related 20[__]-[__] Contract or that becomes a Matured Vehicle for the 20[__]-[__] SUBI Sub-Trust and, if such related 20[__]-[__] Contract relates to a Defaulted Vehicle, shall commence and prosecute any proceedings in respect of such 20[__]-[__] Contract (and such 20[__]-[__] Leased Vehicle) in its own name or, if the Servicer deems it necessary, in the name of the Titling Trustee, on behalf of the Titling Trust.

The obligations of the Servicer under this Section are subject to the provision that, in the event of damage to a 20[__]-[__] Leased Vehicle from a cause for which the Obligor under the related 20[__]-[__] Contract was not required to obtain casualty insurance or maintain such insurance in full force and effect, the Servicer shall not be required to expend its own funds in repairing such 20[__]-[__] Leased Vehicle unless it shall reasonably determine that such restoration will increase Liquidation Proceeds (net of Liquidation Expenses) of the related 20[__]-[__] Contract by at least an equivalent amount.  The Servicer shall only expend funds in connection with the repossession and/or sale of any 20[__]-[__] Leased Vehicle to the extent that it would do so in connection with the sale or disposition of vehicles subject to lease contracts that are its own property. The Servicer shall be responsible for all other costs and expenses incurred by it in connection with any action taken in respect of a 20[__]-[__] Contract or the related 20[__]-[__] Leased Vehicle; provided, however, that it shall be entitled to reimbursement of such costs and expenses to the extent they constitute Charged-Off Vehicle Expenses, Matured Leased Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable Insurance Policy.  All Charged-off Vehicle Proceeds, Matured Leased Vehicle Proceeds or other Liquidation Proceeds and Insurance Proceeds shall be deposited and transferred as provided in Section 4.02 of this 20[__]-[__] Servicing Supplement.  Notwithstanding the foregoing, in the event the Servicer determines that, in accordance with its normal servicing procedures, it will apply the Insurance Proceeds with respect to a damaged or destroyed Leased Vehicle to the substitution of another vehicle (for which the 20[__]-[__] Contract will remain in force, but will relate to such substituted vehicle), the Servicer shall be permitted to so apply such Insurance Proceeds and shall not report or treat such funds as Insurance Proceeds hereunder.  Any such substituted vehicle shall thereafter be the relevant 20[__]-[__] Leased Vehicle and such vehicle shall be the “related Leased Vehicle” or “related 20[__]-[__] Leased Vehicle” with respect to such 20[__]-[__] Contract, for all purposes of the 20[__]-[__] SUBI Sub-Trust.

Notwithstanding the foregoing, prior to transferring any such funds out of its operating account, the Servicer shall first deduct therefrom any unreimbursed Charged-Off Vehicle Expenses, Matured Leased Vehicle Expenses or other Liquidation Expenses and expenses recoverable under an applicable Insurance Policy.  In connection with this Section, the Titling Trustee, on behalf of the Titling Trust, shall grant to the Servicer a power of attorney in the form attached as Exhibit B with regard to the 20[__]-[__] Leased Vehicles, with full power of substitution.  The Servicer shall not conduct such a substitution other than in the ordinary course of its business and on substantially the same terms as are consistent with its past practices.

The Servicer is not required hereby to deduct from Charged-Off Vehicle Proceeds, Matured Leased Vehicle Proceeds or other Liquidation Proceeds or Insurance Proceeds with respect to any particular 20[__]-[__] Leased Vehicle all related unreimbursed Charged-Off Vehicle Expenses, Matured Leased Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable Insurance Policy prior to transferring such funds out of its operating account.  Such expenses may instead be reimbursed as provided in Section 4.02(h) of this 20[__]-[__] SUBI Servicing Supplement.

Immediately prior to the sale or disposition of a Matured Leased Vehicle or a Defaulted Vehicle, the Servicer (so long as TMCC is the Servicer) may reallocate such Matured Leased Vehicle or Defaulted Vehicle from the 20[__]-[__] SUBI to the UTI for purposes of implementing the Servicer’s Like-Kind Exchange Program.  In connection with such reallocation, the Servicer will cause to be deposited into the 20[__]-[__] SUBI Collection Account an amount equal to Sales Proceeds (in lieu of actual Sales Proceeds) no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Servicer shall be permitted to retain such amounts until such amounts are required to be disbursed on the next Payment Date.  Upon receipt of an amount equal to Sales Proceeds with respect to each such Matured Leased Vehicle or Defaulted Vehicle, the 20[__]-[__] SUBI shall have no claim against or interest in such Matured Leased Vehicle or Defaulted Vehicle.

Pending deposit into the 20[__]-[__] SUBI Collection Account, Collections may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds; provided, that the Servicer shall be permitted to apply Sales Proceeds for the acquisitions of leases and vehicles through the Like-Kind Exchange Program, in which case it shall remit an amount equal to Sales Proceeds with respect to each 20[__]-[__] Leased Vehicle or 20[__]-[__] Contract subject to the Like-Kind Exchange Program no later than two Business Days after such reallocation, or, if the Monthly Remittance Condition is met, the Servicer shall be permitted to retain such amount received during a Collection Period until 11:00am New York time on the related Payment Date.  Notwithstanding anything to the contrary set forth herein or in the Titling Trust Agreement, amounts in the escrow account established pursuant to the Like-Kind Exchange Program shall not be subject to any lien so long as there is no Event of Default under the 20[__]-[__] Securitization Indenture.

4.09           Servicer to Act on Behalf of Titling Trust.

(a)           In order to facilitate the servicing of the 20[__]-[__] SUBI Sub-Trust by the Servicer, the Titling Trustee, on behalf of the Titling Trust, hereby appoints the Servicer as its agent, bailee and custodian to retain possession of the related Contract Documents, Title Documents and any other related items that from time to time come into possession of the Servicer, and the Servicer hereby accepts such appointment.  The parties hereto expressly acknowledge and agree that the Servicer may appoint a third party to act as the agent of the Servicer to maintain possession of such documents, electronic files or instruments as contemplated by Sections 3.01(v) and 3.03(b) of this 20[__]-[__] SUBI Servicing Supplement; provided, that the Servicer may appoint one or more agents to act as subcustodians of such Contract Documents, Title Documents and any other related items so long as the Servicer remains primarily responsible for their safekeeping, provided further, [that the Servicer shall not transmit or transfer the authoritative copy of the Contract or Certificate of Title that is in the form of electronic chattel paper to another person unless such person is able to and agrees to maintain the Servicer’s “control” (as such term is used in Section 9-105 of the UCC) over the authoritative copy or the control of any authorized assignee of the Servicer].

(b)           The Servicer shall maintain each such Contract Document and Title Document at its offices identified on the attached Schedule I, or at such other office as shall be specified by the Servicer to the Titling Trustee on 30 days’ prior notice.  The Servicer shall promptly report to the Titling Trustee any failure on its part to retain possession of any such Contract Documents or Title Documents and promptly take appropriate action to remedy any such failure.

(c)           Upon written instructions from the Titling Trustee, on behalf of the Titling Trust, or the 20[__]-[__] Securitization Trustee setting forth a reasonable basis therefor, or in the exercise of its duties and powers hereunder, the Servicer shall release any Contract Document, Title Document, or other related item to the Titling Trustee or its agent or designee, as the case may be, at such place or places as the Titling Trustee or the 20[__]-[__] Securitization Trustee, as applicable, may designate, as soon as practicable.  The Servicer shall not be responsible for any loss occasioned by the failure of the Titling Trustee or the 20[__]-[__] Securitization Trustee to return any document or any delay in doing so.

(d)           The Servicer shall be deemed to have received proper instructions with respect to any such Contract Document, Title Document, any other related item or any Contract Record, upon its receipt of written instructions by a Responsible Officer of the Titling Trustee or the 20[__]-[__] Securitization Trustee.  A certified copy of a bylaw or a resolution of the Board of Directors of the Titling Trustee shall constitute conclusive evidence of the authority of any such Responsible Officer of the Titling Trustee to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Titling Trustee.

(e)           The Servicer shall identify from time to time all (i) periodic sales and use tax or property (real or personal) tax reports, (ii) periodic renewals of licenses and permits, (iii) periodic renewals of qualification to act as a trust and a business trust and (iv) other periodic governmental filing, registration or approvals (collectively, “Filings”) arising with respect to or required of the  Titling Trust or the Titling Trustee, including (in the case of clauses (ii) and (iv)) such licenses, permits, and other Filings as are required for the Titling Trust or the Titling Trustee to accept assignments of 20[__]-[__] Contracts and to be identified as the owner of 20[__]-[__] Leased Vehicles on their Certificates of Title.  The Servicer shall also identify any surety bonds or other ancillary undertakings required of the Titling Trust or the Titling Trustee in respect of any Filing.  The Servicer shall timely prepare and file, or cause to be filed, with the cooperation of the Titling Trustee, on behalf of the Titling Trustee, or the Titling Trust with the appropriate Person each Filing and each such ancillary undertaking with a copy to the Titling Trustee. In connection with this Section, the Titling Trustee, on behalf of the Titling Trust, shall grant to the Servicer such authority, including without limitation any necessary power of attorney in the form attached as Exhibit B, as it may require in order to effect each such Filing and ancillary undertaking.  Should the Servicer at any time receive notice, or have actual knowledge, of any non-compliance with any Filing requirement, it shall promptly so notify the Titling Trustee.

(f)           The Titling Trustee shall deliver to the Servicer and the 20[__]-[__] Securitization Trustee, promptly upon their execution and delivery by the parties thereto, each amendment and supplement to the Titling

Trust Agreement as any such amendment and supplement relates to the 20[__]-[__] SUBI Sub-Trust.  The Servicer shall not act contrary to any provision of the Titling Trust Agreement as it relates to the 20[__]-[__] SUBI Sub-Trust, as so amended or supplemented.

(g)           The Servicer as custodian shall indemnify the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against any of them as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Contract Documents and Certificates of Title in accordance with the terms of this 20[__]-[__] SUBI Servicing Supplement; provided, however, that the Servicer shall not be liable to the 20[__]-[__] Securitization Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or gross negligence of the 20[__]-[__] Securitization Owner Trustee, and the Servicer shall not be liable to the 20[__]-[__] Securitization Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the 20[__]-[__] Securitization Trustee.

(h)           The Servicer’s appointment as custodian shall become effective as of the date hereof, and shall continue in full force and effect until terminated pursuant to this Section.  If TMCC shall resign as Servicer in accordance with the provisions of this 20[__]-[__] SUBI Servicing Supplement or if all of the rights and obligations of any Servicer shall have been terminated under Section 6.01, the appointment of TMCC (as Servicer) as custodian shall be terminated hereunder without further action by the 20[__]-[__] Securitization Trustee, 20[__]-[__] Securitization Owner Trustee, Noteholders or the Certificateholder. The 20[__]-[__] Securitization Trustee or, with the consent of the 20[__]-[__] Securitization Trustee, the 20[__]-[__] Securitization Owner Trustee may terminate the Servicer’s appointment as custodian, with cause, at any time upon written notification to the Servicer.  The 20[__]-[__] Securitization Owner Trustee, 20[__]-[__] Securitization Trustee or Noteholders may terminate the Servicer as custodian hereunder in the same manner as the 20[__]-[__] Securitization Owner Trustee, 20[__]-[__] Securitization Trustee or Noteholders may terminate the rights and obligations of the Servicer under Section 6.01.  As soon as practicable after any termination of such appointment, the Servicer shall deliver the Contract Documents and Certificates of Title to the 20[__]-[__] Securitization Trustee or the agent thereof at such place or places as the 20[__]-[__] Securitization Trustee may reasonably designate

4.10           Indemnities of Servicer.  The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this 20[__]-[__] SUBI Servicing Supplement:

(a)           The Servicer shall indemnify, defend and hold harmless the Titling Trustee, the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Paying Agent, the Note Registrar, the Securities Intermediary, the Noteholders and the Certificateholder and any of the officers, directors, employees and agents of the each such party from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a 20[__]-[__] Leased Vehicle.

(b)           The Servicer shall indemnify, defend and hold harmless the Titling Trustee, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Paying Agent and the Note Registrar and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the 20[__]-[__] Securitization Trust Agreement contained, in the case of the 20[__]-[__] Securitization Owner Trustee, and in the Indenture contained, in the case of the 20[__]-[__] Securitization Trustee, the Paying Agent and the Note Registrar, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Titling Trustee, the Paying Agent and the Note Registrar, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of such party; or (ii) in the case of the 20[__]-[__] Securitization Owner Trustee, shall arise from the breach by the 20[__]-[__] Securitization Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the 20[__]-[__] Securitization Trust Agreement.

(c)           The Servicer shall indemnify, defend and hold harmless the Titling Trustee, the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Securities Intermediary, the Certificateholder and the Noteholders and any of the officers, directors, employees and agents of the Titling Trustee, the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, the Securities Intermediary, the Certificateholder and the Noteholders from and against any and all costs, expenses, losses, claims, damages and liabilities (including without limitation reasonable fees and expenses of counsel) to the extent that such cost, expense, loss, claim, damage or liability arose out of, or is imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this 20[__]-[__] SUBI Servicing Supplement or by reason of reckless disregard of its obligations and duties under this 20[__]-[__] SUBI Servicing Supplement, including those that may be incurred by any such indemnified party as a result of any act or omission by the Servicer in connection with its maintenance and custody of the Contract Documents, Title Documents, and Contract Records with respect to 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles.

(d)           Promptly after receipt by a party indemnified under this Section 4.10 or Section 5.06 (an “Indemnified Party”) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the party providing indemnification under this Section 4.10 or 5.06 (an “Indemnifying Party”), notify such Indemnifying Party of the commencement thereof.  In case any such action is brought against any Indemnified Party under this Section 4.10 or 5.06 and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may, unless there is, as evidenced by an opinion of counsel to the Indemnified Party stating that there is an unwaivable conflict of interest, be counsel to the Indemnifying Party), and the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation.  The obligations set forth in this Section 4.10 and Section 5.06 shall survive the termination of this 20[__]-[__] SUBI Servicing Supplement or the resignation or removal of the Servicer, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and shall include reasonable fees and expenses of counsel and expenses of litigation.  If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

For purposes of this Section, in the event of the termination of the rights and obligations of the  Servicer (generally or with respect to the 20[__]-[__] SUBI Sub-Trust) or the 20[__]-[__] Securitization Trustee, or a resignation by such Servicer pursuant to this 20[__]-[__] SUBI Servicing Supplement, and such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the 20[__]-[__] Securitization Trustee) pursuant to Section 6.03.

4.11           Third Party Claims.  The Servicer shall immediately notify the Depositor (in the event that TMCC is not acting as the Servicer hereunder), the Titling Trustee, on behalf of the Titling Trust, the 20[__]-[__] Securitization Trustee, on behalf of the 20[__]-[__] Securitization Trust, and any other holder of the 20[__]-[__] SUBI Certificate upon its learning that a claim of whatever kind that would, if proven or converted to judgment, have a material adverse impact on any UTI Beneficiary, the Depositor, the Titling Trustee, the Titling Trust, the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Trustee, the Noteholders, any 20[__]-[__] SUBI Asset or the Servicer is being made by a third party with respect to any 20[__]-[__] Contract or 20[__]-[__] Leased Vehicle (whether or not included in the 20[__]-[__] SUBI Sub-Trust) or the servicing thereof or with respect to any other Titling Trust Asset (whether or not constituting a 20[__]-[__] SUBI Asset).

4.12           Insurance Policies.  So long as any 20[__]-[__] SUBI Certificates are outstanding, the Servicer will maintain and pay when due all premiums with respect to, and the Servicer may not terminate or cause the termination of the following (all premiums with respect to which shall constitute Administrative Expenses):  (i) the Contingent and Excess Liability Insurance Policies unless (A) one or more replacement insurance policies or binder(s) is obtained providing coverage against third party claims that may be raised against the Titling Trustee, on behalf of the Titling Trust, with respect to any 20[__]-[__] Leased Vehicle included in the 20[__]-[__] SUBI Sub-Trust in an amount at least equal to $10 million per claim, not subject to any annual or aggregate cap (which policy or policies may be a blanket insurance policy or policies covering the Servicer and one or more of its Affiliates), or (B) each Rating Agency has delivered a letter to the 20[__]-[__] Securitization Trustee to the effect that the obtaining of any such replacement insurance policy or policies, in and of itself, will not cause its then-current rating of any of the Rated Certificates to be qualified, reduced or withdrawn.  On or before December 31 of each year, the Servicer shall provide to the Titling Trustee one or more Officer’s Certificates (or certification by a duly authorized signatory of the Servicer) certifying that the policies it is required to maintain pursuant to this Section remain in full force and effect.  The obligations of the Servicer pursuant to this Section shall survive any termination of the Servicer’s obligations with respect to the 20[__]-[__] SUBI Sub-Trust under this 20[__]-[__] SUBI Servicing Supplement.

4.13           Servicer Not to Resign; Assignment.

(a)           Subject to the provisions of Section 4.15, TMCC shall not resign from the obligations and duties hereby imposed on it as Servicer under this 20[__]-[__] SUBI Servicing Supplement except upon a determination that the performance of its duties under this 20[__]-[__] SUBI Servicing Supplement shall no longer be permissible under applicable law.  Notice of any such determination permitting the resignation of TMCC shall be communicated to the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee concurrently with or promptly after such notice.  No such resignation shall become effective until the 20[__]-[__] Securitization Trustee or a successor Servicer shall have (i) assumed the responsibilities and obligations of TMCC in accordance with Section 8.02 and (ii) become the Administrator under the 20[__]-[__] Administration Agreement in accordance with Section 8 of such Agreement.  No such resignation shall become effective unless and until a new servicer is willing to service the 20[__]-[__] Contracts and enters into a servicing agreement with the Titling Trustee, on behalf of the Titling Trust, such agreement to have substantially the same provisions as this Servicing Agreement except as provided in Section 4.13(b).  The Titling Trustee, on behalf of the Titling Trust, shall not unreasonably fail to consent to such a servicing agreement.

(b)           If the Servicer resigns in the circumstances contemplated by clause (a) above, in addition to the requirements set forth therein, the Opinion of Counsel required thereby also shall be reasonably satisfactory to the 20[__]-[__] Securitization Trustee.  The 20[__]-[__] Securitization Trustee shall not unreasonably fail to consent to a servicing agreement with a new servicer that proposes to enter into a servicing agreement that meets the standards required by this 20[__]-[__] SUBI Servicing Supplement.  No such resignation shall affect the obligation of the Servicer to remit moneys to the 20[__]-[__] SUBI Collection Account (in lieu of unrecoverable insurance proceeds pursuant to Section 4.14), or the obligations of the Servicer pursuant to Sections 3.03(a), 4.04 (until such obligations are transferred to a successor Servicer pursuant to the terms of this 20[__]-[__] SUBI Servicing Supplement), 4.06(a), 4.10 or 4.12 of this 20[__]-[__] SUBI Servicing Supplement.  No successor Servicer shall be required to undertake any of the foregoing, other than (i) the obligations set forth in Section 4.04, to the extent that such obligations are transferred to a successor Servicer pursuant to Section 6.01 of this 20[__]-[__] SUBI Servicing Supplement, (ii) the obligation set forth in Section 4.06(a) of this 20[__]-[__] SUBI Servicing Supplement (which shall remain a joint and several obligation of the initial Servicer and any successor Servicer) and (iii) the obligations set forth in Section 4.10, which provision shall not require indemnification by any successor Servicer for the actions of the Servicer under this 20[__]-[__] SUBI Servicing Supplement.  The Titling Trustee shall give prompt notice to each Rating Agency of any such resignation of the Servicer, and the Titling Trustee and 20[__]-[__] Securitization Trustee and of the proposed substitute servicer.

(c)           The Servicer may not assign this Servicing Agreement or any of its rights, powers, duties or obligations hereunder, except in accordance with the terms of this 20[__]-[__] SUBI Servicing Supplement and in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 4.15 of this 20[__]-[__] SUBI Servicing Supplement.

(d)           Except as provided above, the duties and obligations of the Servicer under this 20[__]-[__] SUBI Servicing Supplement shall continue until this 20[__]-[__] SUBI Servicing Supplement shall have been terminated as provided in Section 7.01 of this 20[__]-[__] SUBI Servicing Supplement and shall survive the exercise by the Titling Trustee, on behalf of the Titling Trust, of any right or remedy under this 20[__]-[__] SUBI Servicing Supplement or the enforcement by the Titling Trustee, on behalf of the Titling Trust, of any provision of the Titling Trust Agreement, this 20[__]-[__] SUBI Servicing Supplement or the 20[__]-[__] SUBI Supplement.

4.14           Obligor Insurance Coverage in Respect of Leased Vehicles.  The Servicer shall ensure that the Obligor under each Contract shall have, as of the date of such Contract, a comprehensive, collision and property damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust or the Titling Trustee on behalf of the Titling Trust as a loss payee, as well as public liability, bodily injury and property damage coverage in the amounts required by applicable state law or as set forth in such Contract, and naming the Titling Trust or the Titling Trustee on behalf of the Titling Trust as an additional insured.  Notwithstanding the foregoing, if an insurance policy names the Servicer rather than the Titling Trust or the Titling Trustee on behalf of the Titling Trust as loss payee or additional insured, the Servicer shall not be required to correct such designation as long as the Servicer is responsible for any increased deductibles under any Contingent and Excess Liability Policy as provided in the following paragraph. Except as otherwise set forth in this 20[__]-[__] SUBI Servicing Supplement or in any other Transaction Document, the Servicer shall, on at least a monthly basis, deposit into the 20[__]-[__] SUBI Collection Account any proceeds of such Insurance Policy that the Servicer may receive with respect to any 20[__]-[__] Leased Vehicle.

In each case as to which a deductible is applicable under any Contingent and Excess Liability Policy, the Servicer will pay the deductible on behalf of the insured. The foregoing obligation of the Servicer shall survive the resignation of the Servicer or any termination of it as Servicer under this 20[__]-[__] SUBI Servicing Supplement pursuant to Section 6.01 of this 20[__]-[__] SUBI Servicing Supplement.

4.15           Merger or Consolidation of, or Assumption of the Obligations of, Servicer.  Any corporation (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) which may succeed to all or substantially all of the business of the Servicer, which corporation in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this 20[__]-[__] SUBI Servicing Supplement, shall be the successor to the Servicer under this 20[__]-[__] SUBI Servicing Supplement without the execution or filing of any paper or any further act on the part of any of the parties to this 20[__]-[__] SUBI Servicing Supplement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.01 shall have been breached (except that the representations regarding the due organization and valid existence of the successor may be deemed to reference jurisdictions other than California), and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Titling Trustee and the 20[__]-[__] Securitization Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this 20[__]-[__] SUBI Servicing Supplement relating to such transaction have been complied with, (iii) the Servicer shall have given 10 days’ written notice prior to the consummation of any such transaction to each Rating Agency of its intent or expectation to enter such transaction and neither Rating Agency shall have notified the Titling Trustee or the 20[__]-[__] Securitization Trustee that such transaction might or would cause it to reduce, withdraw or modify its then current rating of any Class of Notes, (iv) immediately after giving effect to such transaction, the successor to the Servicer shall become the Administrator under the 20[__]-[__] Administration Agreement in accordance with Section 8 thereof and (v) the Servicer shall have delivered to the Titling Trustee and the 20[__]-[__] Securitization Trustee an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the 20[__]-[__] Securitization Trustee in the 20[__] SUBI Certificate and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interests.  Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above.

4.16           Limitation on Liability of Servicer and Others.  Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the 20[__]-[__] Securitization Trust, the 20[__]-[__] Securitization Trustee, the 20[__]-[__] Securitization Owner Trustee, the Noteholders or the Certificateholder, except as provided under this 20[__]-[__] SUBI Servicing Supplement, for any action taken or for refraining from the taking of any action pursuant to this 20[__]-[__] SUBI Servicing Supplement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this 20[__]-[__] SUBI Servicing Supplement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this 20[__]-[__] SUBI Servicing Supplement.

Except as provided in this 20[__]-[__] SUBI Servicing Supplement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles in accordance with this 20[__]-[__] SUBI Servicing Supplement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may (with the written consent of the 20[__]-[__] Securitization Owner Trustee or 20[__]-[__] Securitization Trustee) undertake any reasonable action that it may deem necessary or desirable in respect of the Securitization Trust Documents and the rights and duties of the parties to the Securitization Trust Documents and the interests of the Certificateholder under this 20[__]-[__] SUBI Servicing Supplement and the Noteholders under the 20[__]-[__] Securitization Indenture.  In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate and the Servicer will be entitled to be reimbursed therefor solely from Available Collections.

4.17           Contingent and Excess Liability Insurance Policies.  So long as any Notes are outstanding, the Servicer shall maintain and pay when due all premiums with respect to the Contingent and Excess Liability Insurance Policies unless termination of any Contingent and Excess Liability Policy will not reduce the Servicer’s insurance coverage below the $1 million per accident minimum and the Rating Agency Condition is satisfied with respect to such termination.  The Servicer shall maintain such Contingent and Excess Liability Insurance Policies that provide insurance coverage of at least $1 million per accident and permit multiple claims in any policy period.

ARTICLE V
STATEMENTS AND REPORTS

5.01           Servicer’s Certificate.

(a)           On or before each Determination Date, the Servicer shall deliver to the Titling Trustee, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee, each Paying Agent and the Administrator, and shall make available to the Rating Agencies, a Servicer’s Certificate substantially in the form of Exhibit C hereto, containing the information necessary to make the payments to be made on the related Payment Date and the information necessary for the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee to send statements to the Securityholders pursuant to the 20[__]-[__] Securitization Trust Agreement or the 20[__]-[__] Securitization Indenture, as the case may be.  On or before each applicable Determination Date, the Servicer shall provide written notice to the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee specifying (i) the identity of any 20[__]-[__] Contract that the Servicer determined to be a Charged-Off Vehicle during the Collection Period for the Payment Date to which such Determination Date relates, (ii) the identity of any 20[__]-[__] Contract in respect of which payment of a Reallocation Payment has been made in the Collection Period for the Payment Date to which such Determination Date relates, and (iii) the account number of the Obligor of any such 20[__]-[__] Contract described in the foregoing clause (i) or (ii) (as specified in the Schedule of 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles).

5.02           Annual Statement of Compliance; Notice of Default.

(a)           Within 90 days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the 20[__]-[__] Securitization Trust (commencing with the fiscal year ended December 31, 20[__]), the Servicer shall deliver an Officer’s Certificate to the Titling Trustee, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and the UTI Beneficiary (if TMCC is no longer both the Servicer and the UTI Beneficiary) to the effect that a review of the activities of the Servicer during the prior fiscal year (or since the Closing Date in the case of the first such Officer’s Certificate) has been made under the supervision of the officer executing such Officer’s Certificate with a view to determining whether during such period the Servicer has fulfilled all of its obligations under this 20[__]-[__] SUBI Servicing Supplement, and either (i) stating that, to the best of his or her knowledge, the Servicer has materially fulfilled its obligations under this 20[__]-[__] SUBI Servicing Supplement, or (ii) if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b)           The Servicer shall deliver to the Titling Trustee, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under clauses (1), (2) or (3) in the definition thereof.

5.03           Other Certificates and Notices From Servicer.

(a)           Within 90 days after the end of each fiscal year for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the 20[__]-[__] Securitization Trust (commencing with the fiscal year ended December 31, 20[__]), the Servicer shall:

(i)           deliver to the Titling Trustee, the 20[__]-[__] Securitization Trust, the Administrator, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and the UTI Beneficiary (if TMCC is no longer both the Servicer and the UTI Beneficiary) a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the 20[__]-[__] Securitization Trust and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit E hereto delivered to the 20[__]-[__] Securitization Trust and the Administrator concurrently with the execution of this 20[__]-[__] SUBI Servicing Supplement;

(ii)           deliver to the Titling Trustee, the 20[__]-[__] Securitization Trust, the Administrator, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and the UTI Beneficiary (if TMCC is no longer both the Servicer and the UTI Beneficiary) a report of a registered public accounting firm reasonably acceptable to the 20[__]-[__] Securitization Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer and each Subcontractor determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Titling Trustee, the 20[__]-[__] Securitization Trust, the Administrator, the 20[__]-[__] Securitization Owner Trustee, the 20[__]-[__] Securitization Trustee and the UTI Beneficiary (if TMCC is no longer both the Servicer and the UTI Beneficiary) an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and

(iv)           if requested by the Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, deliver to the 20[__]-[__] Securitization Trust and the Administrator

and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit D.

The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an asset-backed issuer whose asset pool includes or relates to the 20[__]-[__] Contracts or the 20[__]-[__] Leased Vehicles.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Section 5.03(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered to the Servicer, the 20[__]-[__] Securitization Trust and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 5.03(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the 20[__]-[__] Securitization Trust on the date of such appointment.

5.04           Tax Returns.  As contemplated by Section 6.12 of the 20[__]-[__] Securitization Indenture, the Servicer shall direct the 20[__]-[__] Securitization Trustee to prepare or cause to be prepared, on behalf of the Depositor, any required federal tax information returns (in a manner consistent with the treatment of the Investor Certificates as indebtedness).  Also as contemplated by Section 6.12 of the 20[__]-[__] Securitization Indenture, the Servicer shall timely prepare or cause to be prepared any federal and state tax returns that may be required with respect to the 20[__]-[__] Securitization Trust or the assets thereof and shall timely deliver any such returns to the 20[__]-[__] Securitization Trustee for signature.

5.05           Information to be Provided by the Servicer.

(a)           At the request of the Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Servicer shall (or shall cause each Subservicer to) (i) notify the 20[__]-[__] Securitization Trust and the Administrator in writing of any material litigation or governmental proceedings pending against the Servicer or any Subservicer and (ii) provide to the 20[__]-[__] Securitization Trust and the Administrator a description of such proceedings.

(b)           As a condition to the succession to the Servicer or any Subservicer as servicer or Subservicer under this 20[__]-[__] SUBI Servicing Supplement by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the 20[__]-[__] Securitization Trust, the Administrator and the Depositor, at least 10 Business Days prior to the effective date of such succession or appointment, (x) written notice to the 20[__]-[__]

Securitization Trust and the Administrator of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the 20[__]-[__] Securitization Trust and the Administrator, all information reasonably requested by the 20[__]-[__] Securitization Trust or the Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(c)           In addition to such information as the Servicer, as servicer, is obligated to provide pursuant to other provisions of this 20[__]-[__] SUBI Servicing Supplement, if so requested by the 20[__]-[__] Securitization Trust or the Administrator, acting on behalf of the 20[__]-[__] Securitization Trust, the Servicer shall provide such information regarding the performance or servicing of the 20[__]-[__] Contracts and the 20[__]-[__] Leased Vehicles as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.  Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the Servicer under this 20[__]-[__] SUBI Servicing Supplement, commencing with the first such report due not less than ten Business Days following such request.

5.06           Remedies.

(a)           The Servicer shall be liable to the 20[__]-[__] Securitization Trust, the Administrator and the Depositor for any monetary damages incurred as a result of the failure by the Servicer, any Subservicer or any Subcontractor to deliver any information, report, certification, attestation, accountants’ letter or other material when and as required under this Article V, including any failure by the Servicer to identify any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and shall reimburse the applicable party for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Servicer, any Subservicer, or any Subcontractor.

(b)           The Seller shall promptly reimburse the 20[__]-[__] Securitization Trust and the Administrator for all reasonable expenses incurred by the 20[__]-[__] Securitization Trust or Administrator as such are incurred, in connection with the termination of the Servicer as servicer and the transfer of servicing of the 20[__]-[__] Contracts and the 20[__]-[__] Leased Vehicles to a successor servicer.  The provisions of this paragraph shall not limit whatever rights the 20[__]-[__] Securitization Trust or Administrator may have under other provisions of this 20[__]-[__] SUBI Servicing Supplement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE VI
DEFAULT

6.01           Servicer Default; Termination of Servicer as to 20[__]-[__] SUBI Portfolio.

(a)           Upon the occurrence of an event or circumstance of force majeure, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner, and the Servicer shall provide to the 20[__]-[__] Owner Trustee, the 20[__]-[__]

Securitization Trustee, the Titling Trustee, the Depositor, the Noteholders and the Certificateholders prompt notice of such failure or delay, together with a description of its efforts to perform its obligations.

(b)           At any time when a Servicer Default set forth in clauses (a) through (c) of the definition thereof has occurred and is continuing, so long as the Servicer Default shall not have been remedied, either the 20[__]-[__] Securitization Trustee or the Holders of Notes evidencing at least a majority of the Outstanding Amount of Notes of the Controlling Class of Notes acting together as a single Class, excluding for purposes of such calculation and action all Notes held or beneficially owned by TMCC, TLI or any of their Affiliates, by notice then given in writing to the Servicer (and to the 20[__]-[__] Securitization Trustee and the 20[__]-[__] Securitization Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 4.10 and 5.06 hereof and the rights set forth in Section 4.16 hereof) of the Servicer under this 20[__]-[__] SUBI Servicing Supplement.  By the same required vote, the Noteholders specified in the prior sentence may waive any such Servicer Default (other than a default in the making of any required deposits or payments from or to the 20[__]-[__] SUBI Collection Account or 20[__]-[__] SUBI Reserve Account) for a specified period or permanently.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this 20[__]-[__] SUBI Servicing Supplement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

6.02           No Effect on Other Parties.  Upon any termination of the rights and powers of the Servicer with respect to the 20[__]-[__] SUBI Sub-Trust from time to time pursuant to Section 6.01 hereof, or upon any appointment of a successor to the Servicer with respect to the 20[__]-[__] SUBI Sub-Trust, all the rights, powers, duties and obligations of the Titling Trustee, the UTI Beneficiary and the Depositor under this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] Securitization Indenture, the 20[__]-[__] SUBI Supplement, or any other Securitization Trust Document shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter, except as otherwise expressly provided herein or therein.

6.03           Appointment of Successor.

(a)           Upon the Servicer’s receipt of notice of termination pursuant to Section 6.01 or the Servicer’s resignation in accordance with the terms of this 20[__]-[__] SUBI Servicing Supplement, the predecessor Servicer shall continue to perform its functions as Servicer under this 20[__]-[__] SUBI Servicing Supplement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 60 days from the delivery to the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this 20[__]-[__] SUBI Servicing Supplement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel.  In the event of the Servicer’s termination hereunder, the 20[__]-[__] Securitization Trustee shall appoint a Successor Servicer, which shall be any established institution having a net worth of not less than $25,000,000 and whose regular business shall include the servicing of contracts similar to the 20[__]-[__] Contracts, and the Successor Servicer shall accept its appointment (including its appointment as Administrator under the 20[__]-[__] Administration Agreement as set forth in Section 8.02(b) thereof) by a written assumption in form acceptable to the 20[__]-[__] Securitization Owner Trustee and the 20[__]-[__] Securitization Trustee.  In the event that a Successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the 20[__]-[__] Securitization Trustee without further action shall automatically be appointed the Successor Servicer and the 20[__]-[__] Securitization Trustee shall be entitled to the Total Servicing Fee.  Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $25,000,000 and whose regular business shall include the servicing of contracts similar to the 20[__]-[__] Contracts, as the successor to the Servicer under this 20[__]-[__] SUBI Servicing Supplement.  In connection therewith, the 20[__]-[__] Securitization Trustee is authorized and empowered to offer such successor servicer compensation up to, but not in excess of, the Total Servicing Fee and other servicing compensation specified in this 20[__]-[__] SUBI Servicing Supplement as payable to the initial Servicer.  Upon such appointment, the 20[__]-[__] Securitization Trustee will be released from the duties and obligations of acting as Successor Servicer, such release effective upon the effective date of the servicing agreement entered into between the Successor Servicer, the Titling Trustee and the Trust Agent.

(b)           Upon appointment, the successor Servicer (including the 20[__]-[__] Securitization Trustee acting as successor Servicer) shall (i) be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Total Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this 20[__]-[__] SUBI Servicing Supplement and (ii) become the Administrator under the 20[__]-[__] Administration Agreement in accordance with Section 8 of such Agreement.

(c)           On or after the receipt by the Servicer of written notice of termination pursuant to Section 6.01, all authority and power of the Servicer under this 20[__]-[__] SUBI Servicing Supplement, whether with respect to the Notes, the Certificate or the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles or otherwise, shall, without further action, pass to and be vested in the 20[__]-[__] Securitization Trustee or such Successor Servicer as may be appointed under this Section 6.03 and, without limitation, the 20[__]-[__] Securitization Trustee and the 20[__]-[__] Securitization Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the related Contract Documents, Certificates of Title and related documents, or otherwise.  The predecessor Servicer shall cooperate with the Successor Servicer and the 20[__]-[__] Securitization Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this 20[__]-[__] SUBI Servicing Supplement, including, without limitation, the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or have been deposited by the predecessor Servicer, in the 20[__]-[__] SUBI Collection Account or thereafter received with respect to the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with transferring the Contract Documents, Certificates of Title and related documents to the Successor Servicer and amending this 20[__]-[__] SUBI Servicing Supplement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.  In the event that the 20[__]-[__] Securitization Trustee succeeds to the rights and obligations of the Servicer hereunder, and a subsequent transfer of such rights and obligations is effected pursuant to Section 6.01 or this Section 6.03 hereof, the original Servicer hereunder shall reimburse the 20[__]-[__] Securitization Trustee for all reasonable costs and expenses as described in the immediately preceding sentence.  Upon receipt of notice of the occurrence of a Servicer Default, the 20[__]-[__] Securitization Trustee shall give prompt written notice thereof to the Administrator, and the Administrator shall provide such notice to the Rating Agencies.

6.04           Compensation Payable.  If the Servicer shall resign or be terminated, the Servicer shall continue to be entitled to all accrued and unpaid compensation payable to the Servicer through the date of such termination as specified in Section 4.07 of this 20[__]-[__] SUBI Servicing Supplement.

6.05           Notification.  Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the [Titling Trustee] shall give prompt written notice thereof to Certificateholder, and the 20[__]-[__] Securitization Trustee shall give prompt written notice thereof to Noteholders and the Administrator, and the Administrator shall provide such notice to the Rating Agencies.

ARTICLE VII
MISCELLANEOUS

7.01           Termination of Agreement.

(a)           In connection with any purchase by the Servicer of the Trust Estate pursuant to Article X of the 20[__]-[__] Securitization Indenture, and the Servicer’s then succeeding to all of the interest in the 20[__]-[__] SUBI, and if the UTI Beneficiary shall thereafter succeed to such interest in the 20[__]-[__] SUBI, the Servicer, upon the direction of the UTI Beneficiary as provided in Section 16.05 of the 20[__]-[__] SUBI Supplement, shall reallocate all 20[__]-[__] Contracts, 20[__]-[__] Leased Vehicles and related 20[__]-[__] SUBI Assets to the UTI Sub-Trust.

(b)           Except as provided in this Section, the respective duties and obligations of the Servicer and the Titling Trustee with respect to the 20[__]-[__] SUBI shall terminate upon the termination of the 20[__]-[__] Securitization Indenture pursuant to Section 7.01 thereof.  Upon such a termination, the Servicer shall pay over to the Titling Trustee or any other Person entitled thereto all monies held by the Servicer with respect to the 20[__]-[__] SUBI Sub-Trust pursuant to this 20[__]-[__] SUBI Servicing Supplement.

7.02           Amendment.

(a)           This 20[__]-[__] SUBI Servicing Supplement may be amended by the Titling Trustee, on behalf of the Titling Trust, the Trust Agent and the Servicer, with the consent of the 20[__]-[__] Securitization Trustee, but without the consent of any of the Noteholders, the Certificateholders, the holders of the 20[__]-[__] SUBI Certificate, the holders of the 20[__]-[__] UTI Certificate or the holder of any Other SUBI Certificate, to cure any ambiguity, to correct or supplement any provisions in this 20[__]-[__] SUBI Servicing Supplement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this 20[__]-[__] SUBI Servicing Supplement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that either (i) an Officer’s Certificate shall have been delivered by the Servicer to the Titling Trustee and the 20[__]-[__] Securitization Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or (ii) the Rating Agency Condition has been satisfied in respect of such proposed amendment.

(b)           This 20[__]-[__] SUBI Servicing Supplement may also be amended from time to time by the Titling Trustee, on behalf of the Titling Trust, the Trust Agent and the Servicer, with prior written notice to the Rating Agencies, with the consent of the 20[__]-[__] Securitization Trustee and, if the interests of the Noteholders are materially and adversely affected, with the consent of the Holders of Notes evidencing at least a majority of the Outstanding Amount of the Controlling Class of Notes, acting together as a single Class but excluding for purposes of such calculation and action all Notes held or beneficially owned by TMCC, TLI or any of their Affiliates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this 20[__]-[__] SUBI Servicing Supplement or of modifying in any manner the rights of the Noteholders or Certificateholders under this 20[__]-[__] SUBI Servicing Supplement.

(c)           No amendment otherwise permitted under this Section 7.02 may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the 20[__]-[__] Contracts or distributions required to be made for the benefit of any Noteholders or Certificateholders without the consent of all Noteholders, Certificateholders and the holders of the 20[__]-[__] SUBI Certificates adversely affected thereby, or (y) reduce the percentage of the Notes or Certificates which are required to consent to any such amendment without the consent of the Noteholders and Certficateholders adversely affected thereby; provided, that any amendment referred to in clause (x) or (y) above shall be deemed to not adversely affect any Noteholder if the Rating Agency Condition has been satisfied in respect of such proposed amendment.  No amendment referred to in clause (x) in the immediately preceding sentence shall be permitted unless an Officer’s Certificate shall have been delivered by the Servicer to the 20[__]-[__] Securitization Trustee certifying that such officer reasonably believes that such proposed amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder whose consent was not obtained.

(d)           For purposes of this Section 7.02, the 20[__]-[__] Securitization Trustee will be the holder of the 20[__]-[__] SUBI Certificate for purposes of determining whether any proposed amendment to this 20[__]-[__] SUBI Servicing Supplement will materially adversely affect the interests of the holders of the 20[__]-[__]  SUBI Certificate.

(e)           Promptly after the execution of any such amendment or consent, the Servicer shall cause written notification of the substance of such amendment or consent to be furnished to each Noteholder, Certificateholder, the 20[__] Securitization Trustee and each of the Rating Agencies.

(f)           It shall not be necessary for the consent of the Certificateholder or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(g)           Prior to the execution of any amendment to this 20[__]-[__] SUBI Servicing Supplement, the 20[__]-[__] Securitization Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this 20[__]-[__] SUBI Servicing Supplement.  The 20[__]-[__] Securitization Trustee may, but shall not be obligated to, enter into any such amendment which affects the 20[__]-[__] Securitization Trustee’s own rights, duties or immunities under this 20[__]-[__] SUBI Servicing Supplement or otherwise.  No amendment to this 20[__]-[__] SUBI Servicing Supplement will be permitted unless an Opinion of Counsel has been furnished to the 20[__]-[__] Securitization Trustee to the effect that such amendment will not (A) affect the treatment of the Notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for federal income tax purposes or (C) cause the 20[__]-[__] Securitization Trust or the Titling Trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

(h)           Any amendment to this 20[__]-[__] SUBI Servicing Supplement that materially affects the UTI, any Other SUBI, any Other SUBI Certificate or Other SUBI Assets, in addition to the 20[__]-[__] SUBI Sub-Trust, will require the consent of the holders of the UTI Certificates or SUBI Certificates affected thereby.  Notwithstanding the foregoing, this Section 7.02 does not modify or supersede any provision in the Titling Trust Agreement.  Without limiting the foregoing, any amendment of the Titling Trust Agreement or any other SUBI Servicing Agreement that neither applies to nor affects the 20[__]-[__] SUBI shall not require the consent of the 20[__]-[__] Securitization Trustee or the Beneficiary of the 20[__]-[__] SUBI Certificate.

7.03           Governing Law.  This 20[__]-[__] SUBI Servicing Supplement shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.04           Notices.  All demands, notices, communications and instructions upon or to the Servicer, the Titling Trustee, the 20[__]-[__] Securitization Trustee or the Rating Agencies under this 20[__]-[__] SUBI Servicing Supplement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of TMCC or the Servicer, to Toyota Motor Credit Corporation, 19001 South Western Avenue NF10, Torrance, California 90501, Attention: Treasurer, (310) 468-4001, with a copy to Toyota Motor Credit Corporation, 19001 South Western Avenue EF12, Torrance, California 90501, Attention: General Counsel, (b) in the case of the Titling Trustee, to 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (Telecopier No. (312) 228-9401), with a copy to the principal Trust Agent designated by the Titling Trustee, (c) in the case of the 20[__]-[__] Securitization Trustee, to [__________]), and (d) in the case of the Rating Agencies, to [__________]; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.  All notices and demands, if given by the Titling Trustee shall be deemed to have been given by all of the beneficiaries of the Titling Trust and (z) if given by the 20[__]-[__] Securitization Trustee shall be deemed to be given by the Noteholders.

7.05           Severability.  Any provision of this 20[__]-[__] SUBI Servicing Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.06           Nonpetition Covenants.  Notwithstanding any prior termination of this 20[__]-[__] SUBI Servicing Supplement, each of the parties hereto, by entering into this 20[__]-[__] SUBI Servicing Supplement hereby covenants and agrees that it shall not at any time acquiesce, petition or otherwise invoke or cause the 20[__]-[__] Securitization Trust, the Depositor, the Titling Trustee, the Titling Trust, the UTI Beneficiary (and any general partner of the UTI Beneficiary that is a partnership, or the managing member of the UTI Beneficiary that is a limited liability company), or any Special Purpose Affiliate (and any general partner of any Special Purpose Affiliate that is a partnership, or the managing member of any Special Purpose Affiliate that is a limited liability company) that holds a beneficial interest in the Titling Trust (each, a “Party” and, collectively, the “Parties”) to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against any Party, under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any of the Parties, as the case may be, or any substantial part of its property, or ordering the winding up or liquidation of the affairs of any of the Parties, in connection with any obligations relating to the Notes, the Certificates, this 20[__]-[__] SUBI Servicing Supplement or any of the Securitization Trust Documents prior to the date that is one year and one day after the date on which the 20[__]-[__] Securitization Indenture is terminated.  This Section 7.06 shall survive the termination of this 20[__]-[__] SUBI Servicing Supplement and the termination of the Servicer under this 20[__]-[__] SUBI Servicing Supplement.

7.07           Inspection and Audit Rights.  The Servicer agrees that, on reasonable prior notice, it will permit any representative or designee of the Titling Trustee, on behalf of the Titling Trust, during the normal business hours of the Servicer, to examine all books of account, records, reports and other papers of the Servicer relating to the Titling Trust Assets, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Titling Trustee, and to discuss the affairs, finances and accounts relating to the Titling Trust Assets with its officers, employees and Independent Accountants (and by this provision the Servicer hereby authorizes such Independent Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Such rights shall include, but shall not be limited to, any off-site storage facilities at which any data (including, without limitation, computerized records), together with all operating software and appropriate documentation, may be held.  The Titling Trustee agrees to keep confidential all the confidential information of the Servicer acquired during any such examination as if such information were its own confidential information, except to the extent necessary for the purposes of this 20[__]-[__] SUBI Servicing Supplement.  The expenses incident to the exercise by the Titling Trustee of any right under this Section shall be reimbursable by the Servicer.

7.08           Headings.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.09           Execution in Counterparts.  This 20[__]-[__] SUBI Servicing Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.10           Rights Cumulative.  All rights and remedies from time to time conferred upon or reserved to the Titling Trustee, on behalf of the Titling Trust, the Servicer or the 20[__]-[__] Securitization Trustee or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another.  No delay or omission in insisting upon the strict observance or performance of any provision of this 20[__]-[__] SUBI Servicing Supplement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.  Every right and remedy may be exercised from time to time and as often as deemed expedient.

7.11           Further Assurances.  Each party will do such acts, and execute and deliver to any other party such additional documents or instruments, as may be reasonably requested in order to effect the purposes of this 20[__]-[__] SUBI Servicing Supplement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

7.12           Third-Party Beneficiaries.  This 20[__]-[__] SUBI Servicing Supplement, insofar as it relates to the 20[__]-[__] SUBI Sub-Trust, will inure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, the 20[__]-[__] Securitization Trustee, the Titling Trustee (on behalf of the Titling Trust), and each of the holders of any legal or beneficial interest in the 20[__]-[__] SUBI Certificate (including without limitation the 20[__]-[__] Securitization Trustee and the Noteholders), who shall be considered to be third-party beneficiaries hereof.  Except as otherwise provided in this 20[__]-[__] SUBI Servicing Supplement, no other Person will have any right or obligation hereunder.

7.13           Effect of 20[__]-[__] SUBI Servicing Supplement on Titling Trust Agreement.

(a)           Except as otherwise specifically provided herein:  (i) the parties shall continue to be bound by all provisions of the Titling Trust Agreement; and (ii) the provisions set forth herein shall operate either as additions to or modifications of the extant obligations of the parties under the Titling Trust Agreement, as the context may require.  In the event of any conflict between the provisions of this 20[__]-[__] SUBI Servicing Supplement and the Titling Trust Agreement with respect to the 20[__]-[__] SUBI, the provisions of this 20[__]-[__] SUBI Servicing Supplement shall prevail.

(b)           For purposes of determining the parties’ obligations under this 20[__]-[__] SUBI Servicing Supplement with respect to the 20[__]-[__] SUBI, general references in the Titling

Trust Agreement to:  (i) a SUBI Account shall be deemed to refer more specifically to a 20[__]-[__] SUBI Account; (ii) a SUBI Asset shall be deemed to refer more specifically to a 20[__]-[__] SUBI Asset; (iii) an appropriate or applicable SUBI Collection Account shall be deemed to refer more specifically to the 20[__]-[__] SUBI Collection Account; (iv) a SUBI Sub-Trust or SUBI Portfolio shall be deemed to refer more specifically to the 20[__]-[__] SUBI Sub-Trust or 20[__]-[__] SUBI Portfolio, as the case may be; (v) a SUBI Supplement shall be deemed to refer more specifically to the 20[__]-[__] SUBI Supplement; and (vi) a SUBI Servicing Supplement shall be deemed to refer more specifically to this 20[__]-[__] SUBI Servicing Supplement.

7.14           Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of Sections 5.04, 5.05 and 5.06 of this 20[__]-[__] SUBI Servicing Supplement is to facilitate compliance by the 20[__]-[__] Securitization Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

None of the parties hereto shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the other parties hereto in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the 20[__]-[__] Securitization Trust to deliver to the Administrator or 20[__]-[__] Securitization Trust, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the 20[__]-[__] Securitization Trust or the Administrator to permit the 20[__]-[__] Securitization Trust or Administrator (acting on behalf of the 20[__]-[__] Securitization Trust) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles, or the servicing of the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles, reasonably believed by the 20[__]-[__] Securitization Trust or the Administrator to be necessary in order to effect such compliance.

The 20[__]-[__] Securitization Trust and the Administrator (including any of its assignees or designees) shall cooperate with the Servicer by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the 20[__]-[__] Securitization Trust or the Administrator, as applicable, to comply with Regulation AB.

7.15           Assignment by the Titling Trust or Servicer.  Notwithstanding anything to the contrary contained herein, except as provided in Section 4.15 of this 20[__]-[__] SUBI Servicing Supplement and as provided in the provisions of this 20[__]-[__] SUBI Servicing Supplement concerning the resignation or termination of the Servicer, this 20[__]-[__] SUBI Servicing Supplement may not be assigned by the Titling Trust or the Servicer.

IN WITNESS WHEREOF, each of the parties hereto has caused this 20[__]-[__] SUBI Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

TOYOTA MOTOR CREDIT CORPORATION, as Servicer
By: ________________________________ Name: Title:

TOYOTA LEASE TRUST
By: TMTT, INC., as Titling Trustee By: ________________________________ Name: Title:

U.S. BANK NATIONAL ASSOCIATION, as Trust Agent
By: ________________________________ Name: Title:

Acknowledged and Agreed to by:

TOYOTA AUTO LEASE TRUST 20[__]-[__]

By:     [__________],
   as 20[__]-[__] Securitization Trustee

By:      ________________________________
Name:
Title:

EXHIBIT A

SCHEDULE OF 20[__]-[__] CONTRACTS AND
20[__]-[__] LEASED VEHICLES AS OF THE CUTOFF DATE

On file with the Servicer, the Titling Trustee and the 20[__]-[__] Securitization Trustee.

EXHIBIT B

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That the Toyota Lease Trust, a Delaware business trust qualified to do business in the State of California does hereby make, constitute, and appoint the persons listed on the attached SCHEDULE A, as Branch Managers for Toyota Motor Credit Corporation (“TMCC”) for the branch offices identified on the attached schedule (the “Branches”), its true and lawful attorneys-in-fact for and in its name, stead and behalf, for the following purpose only:

To execute or to designate, in writing, appropriate individuals to execute Retail Motor Vehicle Lease Agreements (Non-Recourse) between Toyota Lease Trust and various vehicle dealers in the territories customarily managed by such Branch Manager’s Branch and for no other purpose whatsoever.

This Power of Attorney may be revoked by the Toyota Lease Trust by notice in writing to the above-named attorneys-in-fact, in care of the Branch at the Branch’s place of business and this Power of Attorney shall immediately terminate without notice if the above-named attorney-in-fact shall cease to be an employee of TMCC at such Branch.

This Power of Attorney shall terminate three (3) years from the date hereof without further action by the Toyota Lease Trust unless it shall have been revoked or terminated in accordance with the terms hereof prior to that date.

This Power of Attorney may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Dated this ______ day of _______________________, 20__.

TOYOTA LEASE TRUST By TMTT, Inc., not in its individual capacity, but solely as Trustee of Toyota Lease Trust By: _________________________________

Countersigned:   __________________________
Branch Manager

Not valid unless countersigned by
Toyota Motor Credit Corporation Branch Manager

Exhibit B-1

SCHEDULE I TO EXHIBIT B

SERVICER OFFICES

Schedule I-1

EXHIBIT C

FORM OF SERVICER’S CERTIFICATE

(See Attached)

Exhibit C-1

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:
The 20[__]-[__] SUBI Servicing Supplement to the Amended and Restated Titling Trust Agreement, dated as of [__________] (the “Agreement”), among TMTT, INC., as Titling Trustee (the “Titling Trustee”), Toyota Motor Credit Corporation, (the “Servicer”), and U.S. Bank National Association (formerly known as First Bank National Association), as Trust Agent.

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to Toyota Auto Lease Trust 20[__]-[__] (the “20[__]-[__] Securitization Trust”) and Toyota Leasing, Inc. (the “Depositor”), and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the 20[__]-[__] Contracts and 20[__]-[__] Leased Vehicles by the Company during 20__ that were delivered by the Company to the 20[__]-[__] Securitization Trust, the Depositor and the Titling Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the 20[__]-[__] Securitization Trust, the Depositor and the Titling Trustee;

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required

Exhibit D-1

to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the 20[__]-[__] Securitization Trust, the Depositor and the Titling Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the 20[__]-[__] Securitization Trust, the Depositor and the Titling Trustee.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _____________ By: ___________________________ Name: Title:

Exhibit D-2

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the receivables are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
N/A
Cash Collection and Administration
1122(d)(2)(i)
Payments on receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X1
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
N/A
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A

1 Solely as it relates to remittance to the 20[__]-[__] Securitization Trustee.

Reference	Criteria
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of receivables serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X2
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X3
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X3
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on receivables is maintained as required by the transaction agreements or related receivables documents.	X
1122(d)(4)(ii)	Receivables and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

2 Solely as it relates to allocation and remittance to the 20[__]-[__] Securitization Trustee.
3 Solely as it relates to remittance to the 20[__]-[__] Securitization Trustee.

Reference	Criteria
1122(d)(4)(iv)
Payments on receivables, including any payoffs, made in accordance with the related receivables documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related receivables documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the receivables agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s receivables (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with usual customary procedures.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with usual customary procedures.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a receivable is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent receivables including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for receivables with variable rates are computed based on the related receivables documents.	N/A
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s receivables documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable receivables documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related receivables, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
N/A
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
N/A
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
N/A

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

By: _______________________________ Name: Title: